EXHIBIT 99.4

SCHEDULE II

BOSTON COMMUNICATIONS GROUP, INC.

VALUATION AND QUALIFYING ACCOUNTS

(In thousands)

	BALANCE AT BEGINNING OF PERIOD	CHARGED TO STATEMENT OF INCOME	DEDUCTIONS	BALANCE AT END OF PERIOD
Accounts receivables reserves and allowances for years ended:
December 31, 2004	$878	$244	$648	$474
December 31, 2003	966	1,379	1,467	878
December 31, 2002	$1,169	$1,564	$1,767	$966